UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549




                                  FORM 8-K


                               CURRENT REPORT




                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): July 22, 2004




                     METTLER-TOLEDO INTERNATIONAL INC.

           (Exact name of registrant as specified in its charter)






        Delaware                File No. 001-13595               13-3668641
(State of incorporation)     (Commission File Number)          (IRS Employer
                                                            Identification No.)




                       Im Langacher, P.O. Box MT-100

                      CH-8606, Greifensee, Switzerland

                 ------------------------------------------

            (Address of principal executive offices) (zip code)

     Registrant's telephone number, including area code: +41-1-944-2211

ITEM 9.  REGULATION FD DISCLOSURE

     The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operation and Financial Condition." The information furnished in this Form 8-K and the Exhibit attached hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     On July 22, 2004, Mettler-Toledo International Inc. ("Mettler-Toledo") issued a press release (the "Release") setting forth its sales for the three and six months ended June 30, 2004 and its net debt as of June 30, 2004. A copy of the Release is furnished hereto as Exhibit 99.1 to this report.

NON-GAAP FINANCIAL MEASURES

     Net debt is a non-GAAP financial measure, which Mettler-Toledo defines as total debt less cash. A reconciliation of net debt to total debt is included in the Release.

     Because net debt is not standardized, it may not be possible to compare with other companies' non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.



EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

99.1 Press release, dated July 22, 2004, issued by Mettler-Toledo International Inc.



SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       METTLER-TOLEDO INTERNATIONAL INC.

Dated:  July 22, 2004                  By: /s/  Dennis W. Braun
                                           -------------------------------
                                           Dennis W. Braun

                                           Chief Financial Officer